EXHIBIT 99.1
                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment (the "Amendment"), to that certain Employment Agreement (the "Agreement") entered into on December 9, 1996 by and between Apple Orthodontix, Inc., a Delaware corporation (the "Company"), and Robert J. Syverson (the "Employee").

                                    RECITALS

        Company and Employee have previously entered into the Agreement which reflects the agreement of parties concerning the employment of Employee by Company.

        Section 9(E) of the Agreement provides that the Agreement may be amended by written agreement executed and delivered by the parties.

        Each of Syverson and Company desire to amend the Agreement by this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and mutual provisions contained herein, and for other and good valuable consideration, the parties hereto agree that the Agreement shall be amended effective as of February 24, 1998.

        1.      The following shall be added to the definition of "Cause" in
                Section 1 of the Agreement: Notwithstanding the foregoing, no termination by the Company of Employee's Employment after February 24, 1998 shall be deemed to be for Cause.

        2. The definition of "Change of Control Payment" in Section 1 of the Agreement shall be deleted and the following shall be substituted therefor: "Change of Control Payment" means at any time the greater of $875,000 or the amount equal to three (3) times the Employee's highest Base Salary during the term of this Agreement.

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        3.      The following shall be added to the end of the definition of
                "Good Reason" in Section 1 of the Agreement: ; provided, however, that any termination by Employee of his Employment after March 6, 1998 shall be conclusively deemed to be for Good Reason.

        4.      The phrase "and (d) the Change of Control Payment" at the end of
                Section 5(B)(iii) shall be deleted and the following shall be substituted therefor:

                , (d) the Change of Control Payment (which shall be provided in lieu of the benefits and payments described in Sections 5(E)(i),
                (ii), (iii), (iv) and (v)); and, in addition to the foregoing payments, the Employee shall remain entitled to the benefit of
                Section 4(C) without limit on duration of such entitlement.

        5.      The following shall be added to Section 5(E)(i):

                Notwithstanding any other provision of this Section 5(E)(i), if Employee's Employment is terminated by Employee for Good Reason or by the Company without Cause at any time after February 24, 1998, in lieu of any of the foregoing payments, the Company shall pay to Employee an amount equal to $682,500 paid ratably over the twelve-month period immediately following the date of Employee's termination of Employment.

        6.      The last paragraph of Section 5(E)(iii) shall be deleted.

        7. The last sentence of Section 5(E)(iv) shall be deleted and the following shall be substituted therefor:

                In lieu of the Employee being provided all or any portion of the items described in this Section 5(E)(iv), Employee will be paid a cash payment in the amount of $192,500 paid ratably over the twelve months immediately following Employee's termination of Employment if Employee's Employ ment is terminated by Employee for Good Reason or by the Company without cause at any time after February 24, 1998.

        8. Reference to "Section 4(C)" in Section 5(E)(v) of the Agreement shall be deleted and reference to "Section 4(C) without limit on duration of such entitlement" shall be substituted therefor.

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               IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment to the Agreement as of the day and year indicated above.

                                            APPLE ORTHODONTIX, INC.


                                            /s/ W. DANIEL COOK
                                                W. Daniel Cook
                                                Chief Administrative Officer


                                            EMPLOYEE


                                            /s/ ROBERT J. SYVERSON
                                            By: Robert J. Syverson

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